Exhibit 23.2


Consent of Independent Certified Public Accountants


We have issued our report dated March 3, 1999, accompanying the consolidated financial statements and schedules included in the Annual Report of Stratesec, Incorporated on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of Stratesec, Incorporated on Form S-3 and to the use of our name as it appears under the caption "Experts."


                                           /s/ GRANT THORNTON LLP
                                              Grant Thornton LLP

Vienna, Virginia
June 7, 2000